Exhibit 10

                                Avro Energy, Inc.
                              213 E. Arkansas Ave.
                          Vivian, Louisiana 71082, USA
                                Tel: 318-734-4737

May 17, 2011

TO: First Pacific Oil and Gas Ltd.

     Re: Working Interest Acquisition Agreement between Avro Energy Inc. and First Pacific Oil and Gas Ltd.

This letter agreement shall serve as a definitive Working Interest Acquisition Agreement (the "Agreement") between Avro Energy Inc. ("Avro") and you.

In consideration of the benefits to accrue to the parties hereto and the covenants and obligations to be kept by you, it is hereby mutually agreed as follows:

ACREAGE:

We represent that we hold Oil and Gas Leases or Mineral Interest described as follows, of which 6 wells are currently producing at deeper levels, and 5 of which are not currently producing but have up-hole potential for production.

                           SEE ATTACHED SCHEDULE A -
                           12 ARKANSAS WELLS

We agree to deliver to you such abstracts and other title papers as we have in our files at this time and at your sole cost, risk and expense you agree to conduct such Title Examinations and secure such curative matter as is necessary to satisfy yourselves that Title is acceptable to you.

OBLIGATIONS:

PAYMENT AND DRILLING SCHEDULE:

     (A) On or before 21 days from the effective date of this agreement, you will pay to the company's bank account $50,000 for the recompletion of the Dildy Weigel Willis No. 1 Well. In return, you will be granted a 50% working interest in this well.
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     (B)  On or before 45 days from the effective date of this agreement, you will pay to the company's bank account $200,000 in exchange for a 50% working interest in the next two wells identified in Schedule A or the next two wells chosen by the operator for re-completion.
     (C) On or before 6 months from the effective date of this agreement, you will provide $800,000 in exchange for a 50% working interest in the next 9 wells identified in Schedule A.

The proceeds of each of the above payments will provide for the recompletion of up-hole zones of interest in the 11 wells identified in Schedule A, subject to the terms set out above, including but not limited to the acquisition of production equipment as required.

INFORMATION AND REPORTS:

UPON WRITTEN REQUEST, and after completion of the each Well provided for hereinabove in accordance with all the terms and provisions of this Agreement to your satisfaction, we agree to furnish to you the following:

     (a) WEEKLY RECOMPLETION REPORTS on the progress of that well which shall include work-over depth, information on all tests including character, thickness, name of any formation penetrated, shows of oil.
     (b)  Certified Copies of all forms furnished to any governmental authority
     (c)  Copies of all electrical logging surveys
     (d)  Copies of the well log upon completion
     (e)  Copies of the plugging records, if any

PRODUCTION TESTS

We agree to properly test formations in which shows of oil and/ or gas are encountered after notifying you of the proposed test and if you desire to be present during testing, we will delay such testing a reasonable amount of time in order to allow your representative to reach the well and witness the test, and we also agree to notify you immediately by telephone or email as the result of any such test.

It is understood that your representatives shall have access to the rig floor at all times and to any and all information concerning the Recompleted Well.

CONSENT REQUIRMENT:

This Agreement is personal in nature and may not be assigned without our written consent being first obtained. When requesting consent to make an assignment of all or a portion of the Agreement you will advise the parties to whom the assignment will be made.

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OPERATIONS:

AVRO at all times shall be the operator of wells outlined in Schedule A and shall conduct these operations on a best-efforts basis on behalf of itself and its working interest partners. AVRO will collect all revenue and distribute all funds to the working interest partners' percentage less operations and mineral owner royalties.

YOURS VERY TRULY,

AVRO ENERGY INC.

Per:
    -----------------------------------
    Authorized Signatory

This Agreement is APPROVED and ACCEPTED this 17 day of May, 2011

THE COMMON SEAL of FIRST PACIFIC                   )
OIL AND GAS LTD. was hereunto affixed              )
in the presence of                                 )
                                                   )
                                                   )
/s/                                                )        c/s
---------------------------------------            )
Authorized Signatory )                             )



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                                   SCHEDULE A:
                                12 ARKANSAS WELLS


1. Dildy Weigle Willis

2. Dixon- Nancarrow 1

3. Betts G.C. 1-A

4. Betts 1

5. Dildy 1

6. Dildy 2

7. Johnson - Beck 1

8. Dickson 1

9. Collins 1

10. Collins R M 1

11. Weigle- Willis 1

12. Lowe "C" 1


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